Exhibit (d)(2)

Amendment No. 2 to

Investment Advisory Agreement

This Amendment No. 2 (this “Amendment”), dated February 18, 2014 to the Investment Advisory Agreement (the “Agreement”), dated as of July 20, 2011, between Whitebox Mutual Funds, a statutory trust established under the laws of the State of Delaware (the “Trust”), and Whitebox Advisors LLC (“Adviser”), a Delaware limited liability company. This Amendment supersedes and replaces Amendment No. 1 to the Agreement.

WHEREAS, the Trust and Adviser wish to amend the Agreement whereby the List of Portfolios (Appendix A) is modified to reflect the current series of the Trust.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Appendix A to the Agreement is deleted in its entirety and replaced with the Appendix A attached hereto.

Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. All capitalized terms herein shall have the same meaning as ascribed to them in the Agreement. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.

WHITEBOX MUTUAL FUNDS		WHITEBOX ADVISORS LLC

By:	/s/ Bruce Nordin	By:	/s/ Mark Strefling
Name:	Bruce Nordin	Name:	Mark Strefling
Title:	President	Title:	Chief Operating Officer

[Amendment No. 2 to Investment Advisory Agreement]

EXHIBIT A

Name of Series	Commencement Date	Advisory Fee*
Whitebox Tactical Opportunities Fund	December 1, 2011	1.00%
Whitebox Market Neutral Equity Fund	November 1, 2012	1.50%
Whitebox Tactical Income Fund**	April 28, 2014	0.92%

*	Each fee is based on the average daily net assets of the Fund managed by the Adviser, and calculated as described in Section 6 of the Agreement.
**	Effective April 1, 2014, the name “Whitebox Unconstrained Income Fund” was changed to “Whitebox Tactical Income Fund.”